Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-10 (No. 333-266082), as amended, and Form S-8 (Nos. 333-225363, 333-238706, 333-239550, 333-263867 and 333-268936) of IMV Inc. of our report dated March 15, 2023 relating to the consolidated financial statements, which is included in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Québec, Canada
March 15, 2023

PricewaterhouseCoopers LLP
Place de la Cité, Tour Cominar, 2640 Laurier Boulevard, Suite 1700, Québec, Quebec, Canada G1V 5C2
T: +1 418 522 7001, F: +1 418 522 5663, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.